                                                                      Exhibit 21


                               SUBSIDIARIES OF PHYSICIANS HEALTH SERVICES, INC.
                               ------------------------------------------------


                NAME OF SUBSIDIARY                                      JURISDICTION OF INCORPORATION
                ------------------                                      -----------------------------
Physicians Health Services of Connecticut, Inc.                                 Connecticut

Physicians Health Services of New York, Inc.                                    New York

Physicians Health Services of New Jersey, Inc.                                  New Jersey

Physicians Health Services (Bermuda), Ltd.                                      Bermuda

PHS Insurance of Connecticut, Inc.                                              Connecticut

Physicians Health Insurance Services, Inc.                                      Connecticut

PHS Investments, Inc.                                                           Delaware

Physicians Health Services Insurance of New York, Inc.                          New York

PHS Real Estate, Inc.                                                           Delaware

        PHS Real Estate II, Inc.                                                Delaware